Exhibit 3.1


                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                           DOCTORS HEALTH SYSTEM, INC.

                  Doctors Health, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

                  FIRST: The Corporation desires to amend and restate its charter in its entirety by striking out Articles FIRST through SEVENTH of the Articles of Incorporation and by substituting in lieu thereof the following:


                                    ARTICLE I
                                      NAME

                  The name of the corporation is:  "DOCTORS HEALTH, INC."


                                   ARTICLE II
                  PURPOSES FOR WHICH THE CORPORATION IS FORMED

                  The purposes for which the Corporation is formed are to carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law ("MGCL") that may be deemed desirable by the Board of Directors of the Corporation (the "Board"), as well as all activities and things necessary and incidental thereto, to the full extent empowered by the MGCL.


                                   ARTICLE III
                       RESIDENT AGENT AND PRINCIPAL OFFICE

                  The post office address of the principal office of the Corporation in this State is 10451 Mill Run Circle, Tenth Floor, Owings Mills, Maryland 21117. The resident agent of the Corporation in this State is Paul A. Serini, whose post office address is 10451 Mill Run Circle, Tenth Floor, Owings Mills, Maryland 21117. Said resident agent is a citizen of the State of Maryland and actually resides therein.



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                                   ARTICLE IV
                                AUTHORIZED STOCK

                  The Corporation is authorized to issue 68,438,068 shares of capital stock, of which 20,700,000 shares are Class A Common Stock, par value of $0.01 per share (the "Class A Common Stock"), 10,000,000 shares are Class B Common Stock, par value of $0.01 per share (the "Class B Common Stock"), 29,050,000 shares are Class C Common Stock, par value of $0.01 per share (the "Class C Common Stock") (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock collectively being referred to herein as the "Common Stock"), 1,000,000 shares are Series A Convertible Preferred Stock, par value of $5.00 per share (the "Series A Preferred Stock"), 438,068 shares are Series B Convertible Preferred Stock, par value of $11.25 per share (the "Series B Preferred Stock"), 1,500,000 shares are Series C Convertible Preferred Stock, par value $17.50 per share (the "Series C Preferred Stock"), and 5,750,000 shares are Series D Convertible Preferred Stock, par value of $10.00 per share ("Series D Preferred Stock" and in combination with any of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, "Preferred Stock"). Upon conversion of the Common Stock pursuant to Subsection A.4, the Corporation shall thereafter be authorized to issue 50,000,000 shares of Class A Common Stock. The aggregate par value of all shares having par value that the Corporation is authorized to issue prior to conversion of the Common Stock pursuant to Subsection A.4 is $94,275,765.

                  The stockholders of the Corporation shall be entitled to vote on such matters as specifically provided herein or as otherwise required by the MGCL. The preferences, voting powers, restrictions, limitations as to dividends, rights and qualifications of Common Stock and Preferred Stock are as follows:

                  A.       COMMON STOCK.

                  Except as expressly set forth herein, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same preferences, rights and voting powers, and shall be identical in all respects and will entitle the holders thereof to the same rights and privileges. Sufficient shares of Class C Common Stock shall at all times be reserved by the Corporation for issuance to the holders of the shares of Preferred Stock upon conversion of all of the shares of Preferred Stock into shares of Class C Common Stock.

                  1.       Voting Rights.

                  (a) General Provisions. Except as otherwise provided herein, every holder of Common Stock shall be entitled to cast, in person or by proxy, one vote for each share of Common Stock held of record by such holder on all matters to be voted on by stockholders. The holders of shares of Common Stock shall vote together with the holders of shares of Preferred Stock on all matters submitted to a vote of

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stockholders and not as a separate series or class, except as otherwise provided herein.

                  (b) Class A Common Stock. The holders of shares of Class A Common Stock, voting separately as a class, shall be entitled to elect six directors of the Corporation (the "Class A Common Directors"). The affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a quorum of Class A Common Stock is present shall be sufficient to approve any matter with respect to which such holders are entitled to vote; provided, however, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class A Common Director. The holders of Class A Common Stock, at any annual meeting or upon a call of a special meeting of holders of Class A Common Stock by holders of not less than 25% of the shares of Class A Common Stock then outstanding, voting as a single class, may remove any Class A Common Director at any time and from time to time with or without cause, by the affirmative vote of 80% of all of the votes entitled to be cast for the election of a Class A Common Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of such director. If any Class A Common Director shall cease to be a director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by a vote of the remaining Class A Common Directors (unless, with respect to removal, the holders of Class A Common Stock have elected a successor Class A Common Director pursuant to the provisions hereof). If there are no such remaining directors, then upon a call of a special meeting of holders of Class A Common Stock, by any such holder, the vacancy shall be filled by the vote of the holders of Class A Common Stock, voting separately as a class.

                  (c) Class B Common Stock. The holders of shares of Class B Common Stock, voting separately as a class, shall be entitled to elect eight directors of the Corporation (the "Class B Common Directors"). The affirmative vote of a majority of the shares of Class B Common Stock represented in person or by proxy at a meeting at which a quorum of Class B Common Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote; provided, however, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class B Common Director. The holders of Class B Common Stock, at any annual meeting or upon a call of a special meeting of holders of Class B Common Stock by holders of not less than 25% of the shares of Class B Common Stock then outstanding, voting as a separate class, may remove any Class B Common Director at any time and from time to time with or without cause, by the affirmative vote of a majority of all of the votes entitled to be cast for the election of a Class B Common Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of such director. If any Class B Common Director shall cease to be a director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by a vote of the remaining Class B Common Directors (unless, with respect to removal, the holders of Class B Common Stock have elected a successor Class B Common Director pursuant to the provisions hereof). If there are no such remaining directors, then upon a call of a special meeting of holders of Class B

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Common Stock, by any such holder, the vacancy shall be filled by the vote of the holders of Class B Common Stock, voting separately as a class.

                  (d)      Class C Common Stock.

                  (i) Upon conversion of all of the shares of Series A Preferred Stock then outstanding into shares of Class C Common Stock ("Converted Series A Stock"), the holders of Converted Series A Stock ("Converted Series A Stockholders"), voting separately as a sub-class, shall be entitled to elect one Director of the Corporation ("Converted Series A Director").

                  (ii) Upon conversion of all of the shares of Series B Preferred Stock then outstanding into shares of Class C Common Stock ("Converted Series B Stock"), the holders of shares of Converted Series B Stock ("Converted Series B Stockholders"), voting separately as a sub-class, shall be entitled to elect one Director of the Corporation ("Converted Series B Director").

                  (iii) Upon conversion of all of the shares of Series C Preferred Stock then outstanding into shares of Class C Common Stock ("Converted Series C Stock"), the holders of Converted Series C Stock ("Converted Series C Stockholders"), voting separately as a sub-class, shall be entitled to elect two Directors of the Corporation ("Converted Series C Directors").

                  (iv) Upon conversion of all of the shares of Series D Preferred Stock then outstanding into shares of Class C Common Stock ("Converted Series D Stock"), the holders of Converted Series D Stock ("Converted Series D Stockholders"), voting separately as a sub-class, shall be entitled to elect two Directors of the Corporation ("Converted Series D Directors").

                  (v) It is the intent of this Subsection that upon conversion of all of the shares of Preferred Stock then outstanding into shares of Class C Common Stock, the holders of shares of Class C Common Stock, voting separately as sub-classes, shall be entitled to elect in the aggregate six Directors thereafter (all such directors being hereinafter referred to as the "Class C Common Directors").

                  (vi) The affirmative vote of a majority of the shares of Class C Common Stock represented in person or by proxy at a meeting at which a quorum of Class C Common Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote, except for matters relating to the election or removal of directors.

                  (vii) When Converted Series A Stockholders, Converted Series B Stockholders, Converted Series C Stockholders or Converted Series D Stockholders vote on the election of Converted Series A Directors, Converted Series B Directors, Converted Series C Directors or Converted Series D Directors, respectively, the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Converted Series A Director, Converted Series B Director, Converted Series C Directors or

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Converted Series D Director, as the case may be. Each share of Converted Series
A Stock, Converted Series B Stock, Converted Series C Stock and Converted Series D Stock, as the case may be, may be voted for as many individuals as there are Converted Series A Directors, Converted Series B Directors, Converted Series C Directors and Converted Series D Directors, respectively, to be elected thereby.

                  (viii) At any annual meeting or upon a call of a special meeting of holders of Converted Series A Stock, Converted Series B Stock, Converted Series C Stock or Converted Series D Stock by holders of not less than 25% of the shares of Converted Series A Stock, Converted Series B Stock, Converted Series C Stock or Converted Series D Stock, as the case may be, then outstanding, Converted Series A Stockholders, Converted Series B Stockholders, Converted Series C Stockholders or Converted Series D Stockholders, as the case may be, may remove any Converted Series A Director, Converted Series B Director, Converted Series C Director or Converted Series D Director, respectively, at any time and from time to time with or without cause, voting separately as a sub-class, by the affirmative vote of 80% of all of the votes entitled to be cast for the election of a Converted Series A Director, Converted Series B Director, Converted Series C Director or Converted Series D Director, as the case may be, and may elect a successor to fill any resulting vacancies for the remainder of the term of such Director.

                  (ix) If any Converted Series C Director or Converted Series D Director shall cease to be a Director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by a vote of the remaining Converted Series C Director or Converted Series D Director, as the case may be, unless with respect to removal, the holders of Converted Series C Stock or Converted Series D Stock have elected a successor Converted Series C Director or Converted Series D Director pursuant to the provisions hereof. If there is no such remaining Director, then upon a call of a special meeting of holders of Converted Series C Stock or Converted Series D Stock, as the case may be, by any such holder, the vacancy shall be filled by the vote of the holders of Converted Series C Stock or Converted Series D Stock, as the case may be, voting separately as a sub-class.

                  (x) If the Converted Series A Director or Converted Series B Director shall cease to be a Director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by a vote of the holders of Converted Series A Stock or Converted Series B Stock, as the case may be, voting separately as a sub-class.

                  2. Dividends. Subject to the provisions of law and these Articles, dividends may be declared and paid on Common Stock at such time and in such amounts as the Board may deem advisable; provided that, in all events, no dividends shall be paid with respect to shares of Common Stock until such time as all of the then outstanding Preferred Stock has been either redeemed by the Corporation or converted into shares of Common Stock as provided herein, and, in connection with

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such redemption or conversion, all accrued and unpaid dividends on the Preferred
Stock shall have been paid in full.

                  3. Liquidation Rights. In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts required to be paid to the holders of Preferred Stock as provided in these Articles, each share of Common Stock shall be entitled to share ratably with all other shares of Common Stock in the remaining net assets of the Corporation.

                  4. Conversion of Class A Common Stock, Class B Common Stock and Class C Common Stock. Immediately prior to the consummation of any firm commitment, underwritten initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended,
(i) each share of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be converted, without any action on the part of the holder thereof or the Corporation, into an identical share of Class A Common Stock, (ii) all references in these Articles to Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, shall be deemed to refer to Class A Common Stock, and (iii) all special rights granted to the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock hereunder shall cease and terminate. At least 20 days prior written notice of the date fixed and place determined for conversion shall be sent by first class mail, postage prepaid, to the address of every holder of shares of Common Stock as shown in the records of the Corporation. On or before the date fixed for conversion, each holder of shares of Common Stock shall surrender the Certificates representing such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of full shares of Class A Common Stock to which such holder is entitled.

                  5. Certain Permitted Redemptions. The Corporation shall not repurchase any shares of its outstanding Common Stock without the consent of the holders of a majority of the holders each series of Preferred Stock voting separately as a class on as converted basis except as follows:

                  (a) a repurchase of shares of Class A Common Stock owned by any Management Stockholder as and to the extent required (or permitted with the approval of the Board of Directors) by such Management Stockholder's Management Employment Agreement or the Shareholders' and Voting Agreement dated July 15, 1997 (the "Shareholders Agreement") by and among the Corporation and certain of its stockholders;

                  (b) a repurchase of shares of Common Stock owned by any employee of the Corporation or physician affiliated with the Company, as provided in any employment, stock grant or physician participation or similar agreement approved

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between the Corporation and/or any of its affiliates and such employee, the terms of which have been approved by the Executive Committee (as defined in ARTICLE V hereof), upon such employee's or physician's death, disability, termination of employment, or otherwise; and

                  (c) a repurchase of shares of Class B Common Stock issued by the Corporation to Medical Holdings Limited Partnership (the "LP") upon the termination of the status of any physician as a limited partner of the LP (a "Physician Interest Holder") in the amount deemed necessary by the Board of Directors at such time to ensure that the withdrawal of such Physician Interest Holder increases the percentage ownership interests in the Corporation of all other stockholders of the Corporation to the same extent that the indirect percentage ownership interests in the Corporation of the remaining Physician Interest Holders are increased. Such repurchase shall be for a repurchase price, if any, equal to the amount that the Corporation requires the LP to pay to such withdrawing Physician Interest Holder upon his termination.

                  B.       GENERAL PROVISIONS FOR PREFERRED STOCK.

                  1. Definitions. In addition to any other terms defined herein, the following terms shall have the meanings indicated for purposes of this ARTICLE IV:

                  "Beacon" means The Beacon Group III - Focus Value Fund, L.P., and its successors and assigns.

                  "Business Day" means any day (i) that is not a Saturday or Sunday or (ii) on which banking institutions in New York, New York or Baltimore, Maryland are required to be open for business.

                  "Common Stock Equivalent" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock or other Common Stock Equivalents.

                  "Conversion Ratio," with respect to a series of Preferred Stock and determined as of any date, shall equal the number of shares of Common Stock into which one share of such series of Preferred Stock is convertible pursuant to the terms of this ARTICLE IV.

                  "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, (i) if the shares of Common Stock are publicly traded, the average of the daily closing prices of the Common Stock for the twenty consecutive trading days ending on such date, or (ii) if the shares of Common Stock are not publicly traded, the Fair Market Value per share of Common Stock as of such date.

                  "Excluded Securities" means (i) options issued by the Corporation to its employees or consultants pursuant to the Corporation's Amended and Restated Omnibus Stock Plan or similar plan (and any shares of Common Stock issuable thereunder) approved by the Board, (ii) shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents outstanding as of

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the applicable Issue Date and (iii) shares of Series D Preferred Stock issued to
Beacon pursuant to the terms of the Preferred Stock Purchase Agreement dated as of July 7, 1997 by and between the Corporation and Beacon and Stock Dividends issued with respect thereto.

                  "Fair Market Value" means the value as determined (unless expressly otherwise provided herein) by mutual agreement between the Corporation and the holders of not less than 50% of the issued and outstanding shares of a series of Preferred Stock with respect to which such determination is made hereunder or, if the parties are unable to agree, as determined by a nationally recognized independent investment banking firm selected by mutual agreement between the Corporation and the holders of not less than 50% of the issued and outstanding shares of such series of Preferred Stock.

                  "IPO" means a firm commitment, underwritten initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                  "Issue Date" means, with respect to a series of Preferred Stock, the date on which shares of such series of Preferred Stock were first issued.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or other business entity, trust, unincorporated organization or government or any agency or political subdivisions thereof.

                  "Qualified IPO" means a firm commitment, underwritten initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (i) resulting in at least $35,000,000 of net proceeds to the Corporation after deducting underwriting discounts and commissions and offering expenses and (ii) reflecting an aggregate market valuation for the Corporation of at least $150,000,000.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  2.       Voting.

                  (a) Whenever any action described herein requires the action of holders of a series of Preferred Stock, such action shall be deemed to have occurred upon the approval of holders of a majority (or such higher vote as may be required elsewhere herein) of the then issued and outstanding shares of such series of Preferred Stock at a duly convened meeting of such stockholders or by their written consent in accordance with the then applicable provisions of the MGCL, and the

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Corporation, in undertaking any action with respect to such holders, shall be entitled to rely upon a certificate signed by such holders to that effect.

                  (b) So long as any shares of a series of Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent) of the holder or holders of at a majority of the then outstanding shares of such series of Preferred Stock:

                  (i) alter or change the rights, preference or privileges of the shares of such series of Preferred Stock or otherwise amend these Articles whether, in either case, by merger, consolidation or otherwise so as to affect adversely the shares of such series of Preferred Stock;

                  (ii) increase the authorized number of shares of such series of Preferred Stock; or

                  (iii) authorize the issuance of, issue, or sell any additional shares of such series of Preferred Stock.

                  3. Dividends. No dividends shall be declared or paid upon, nor shall any dividend or other distribution be made with respect to, any shares of any other class or series of stock of, or equity interest in, the Corporation or any Subsidiary, without the consent of each of the directors elected pursuant to the terms of these Articles by the holders of Preferred Stock senior in rank, with respect to dividends, to such stock on which such dividend or other distribution would be paid.

                  4.       Redemption.

                  (a) If provision for payment of the redemption price for shares of Preferred Stock redeemed hereunder has been made by the Corporation, so long as there is no payment default with respect to deferred portions of such redemption price, then (i) no dividends shall accrue on the shares of Preferred Stock to be redeemed after the applicable redemption date, and (ii) as of such redemption date, all rights of the respective holders of such shares to be redeemed shall cease, other than the right to receive the applicable redemption price upon presentation and surrender of the respective certificates representing such shares.

                  (b) If the redemption price for any shares to be redeemed pursuant to these Articles cannot be paid in full because the Corporation is prohibited by law from making such payment, then those funds that are legally available will be used to pay, first, accrued but unpaid interest, if any, second, accrued but unpaid dividends and, third, the applicable redemption price for the maximum possible number of shares of Preferred Stock that may be redeemed with such funds (on a series-by-series basis, in accordance with rank) ratably among the holders thereof, determined by multiplying the total number of shares of Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of such shares then held by each such

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holder and the denominator of which shall be the total number of such shares then outstanding. Shares of Preferred Stock not redeemed shall remain outstanding, and the holders thereof shall be entitled to all rights and preferences provided herein with respect to such shares; provided, however, that, at any time thereafter that additional funds of the Corporation are legally available for the redemption of additional shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available in accordance with the general provisions of this Subsection B.4(b). If, at any time, fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder within three Business Days after surrender by the holder thereof of the certificate representing the redeemed and nonredeemed shares of Preferred Stock.

                  (c) If the Corporation for any reason fails to redeem any shares of Preferred Stock in accordance with this ARTICLE IV on or prior to the applicable redemption date specified herein, then, notwithstanding anything to the contrary contained in these Articles, the Corporation may not incur any additional indebtedness without first obtaining the prior written consent of the holders of the Preferred Stock to be redeemed, voting as a single class on an as converted basis, unless the proceeds of such indebtedness are used to pay all overdue redemption payments in respect of Preferred Stock, including payments of accrued but unpaid dividends or interest.

                  (d) No shares of any class of stock of, or equity interest in, the Corporation or any Subsidiary, shall be redeemed, retired, purchased or otherwise acquired by the Corporation, except purchases of the Corporation's interests in a Subsidiary at the time of its organization, without the consent of the holders of a majority of the then outstanding shares of each series of Preferred Stock then outstanding that, at the time of such redemption, is senior in rank, with respect to redemptions, to the stock to be redeemed. Notwithstanding the foregoing, the Corporation may (i) effect repurchases permitted by clauses (a) through (c) of Subsection A.5, (ii) cause the redemption of shares of capital stock of, or equity interests in, its wholly-owned Subsidiaries without the separate consent of such directors and
(iii) effect redemptions as required by Subsection C.3(b).


                  5.       Conversion.

                  (a) Notwithstanding anything in these Articles to the contrary, the Corporation shall not be required to give effect to any adjustment in any Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as provided below, shall have resulted in a change of such Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change such Conversion Ratio by at least one-tenth of one share of Common Stock, such change in such Conversion Ratio shall thereupon be given effect.

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                  (b) For purposes of adjusting a Conversion Ratio pursuant to
Subsections C.4(c), D.4(c), E.4(c) or F.4(c) (with respect to conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock and/or Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable to the Corporation upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Corporation in connection with the sale or issuance of shares of Common Stock (or Common Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value thereof.

                  (c) For purposes of adjusting a Conversion Ratio pursuant to Subsections C.4(c), D.4(c), E.4(c) or F.4(c) (with respect to conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively), the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents then outstanding as having been converted, exchanged or exercised.

                  (d) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the relevant Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

                  (e) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock that is being converted.

                  (f) The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner that interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.


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                  (g) The holders of shares of Preferred Stock requesting
conversion of shares into shares of Class C Common Stock shall send a written notice to the Corporation requesting such conversion and accompanied by the certificates therefor, duly endorsed for transfer, to the principal office of the Corporation or the transfer agent, if any, for the Preferred Stock. Conversion of Preferred Stock pursuant to this ARTICLE IV shall be effective as of the close of business on the date of receipt of such notice, and the holders of such converted Preferred Stock shall be treated for all purposes as the record holders of the shares of Class C Common Stock into which such Preferred Stock is converted as of such date. As soon as practicable thereafter, the Corporation shall issue and deliver to such holders a certificate or certificates for the number of such shares of Class C Common Stock to which they are entitled as a result of such conversion.

                  (h) The Corporation shall not, by amendment of these Articles or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms and conditions of these Articles to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Subsections C.4, D.4, E.4 and F.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

                  (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class C Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Preferred Stock into shares of Class C Common Stock, and shall take all action required to increase the authorized number of shares of Class C Common Stock if necessary to permit the conversion of all outstanding shares of Preferred Stock.

                  (j) The provisions of Subsections C.4, D.4, E.4 and F.4 shall not give, or be deemed to give, the Corporation the power or authority to issue any shares of its capital stock or other securities, or to take any other action, where such action is otherwise prohibited by another provision hereof.

                  (k) If the Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital stock of the Corporation, but excluding any transaction for which provision for adjustment of the applicable Conversion Ratio is otherwise made in Subsection C.4 (with respect to Series A Preferred Stock), Subsection D.4 (with respect to Series B Preferred Stock), Subsection E.4 (with respect to Series C Preferred Stock), Subsection
F.4 (with respect to Series D Preferred Stock), (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such Transaction; and, in any such case, appropriate adjustment to the applicable Conversion Ratio (as determined by the Board (including the Series D Preferred Directors)) shall be made in the application of the provisions set forth in Subsection C.4, Subsection D.4, Subsection E.4, Subsection F.4 with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth in Subsection C.4, Subsection D.4, Subsection E.4, Subsection F.4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Preferred Stock. The Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter that each share of Preferred Stock shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Subsection B.5(k) shall apply similarly to successive Transactions.

                  6.       Liquidation Rights.

                  (a) The Corporation shall provide at least 30 days prior written notice of any liquidation, dissolution or winding up of the affairs of the Corporation giving rise to rights under Subsections C.5, D.5, E.5 and F.5 (liquidation rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively), stating a payment date, the amount of the liquidation payments payable hereunder, if any, and the place such liquidation payments shall be payable, by first class mail, postage prepaid, to each holder of Preferred Stock at his address as shown on the records of the Corporation.

                  (b) Unless waived by the affirmative vote of the holders of at least a majority of each series of Preferred Stock, voting as separate series, the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding-up, voluntary or involuntary, for the purposes of Subsections C.5, D.5,
E.5 and F.5.

                  7. Notice of Certain Events. Without limiting the rights of the holders of Series D Preferred Stock, or the obligations of the Corporation, set forth in Subsection F.1, if, at any time while any shares of a series of Preferred Stock are outstanding:

                  (a) the Corporation shall declare a dividend or any other distribution on any of its securities that are junior or pari passu in rank to such series of Preferred Stock;

                  (b) the Corporation shall authorize the issuance to the holders of its Common Stock, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

                  (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of any of its securities that are junior or pari passu in rank to such series of Preferred Stock;

                  (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

                  (e) the Corporation shall authorize the dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation; then the Corporation shall promptly deliver to the holders of shares of such series of Preferred Stock at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of the Corporation's Common Stock, Common Stock Equivalents, rights or warrants of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of securities of the Corporation that are junior or pari passu in rank to such series of Preferred Stock shall be entitled to exchange securities of the Corporation that are junior or pari passu in rank to such series of Preferred Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  8. Certain Remedies. Any registered holder of a series of Preferred Stock may proceed to protect and enforce its rights and the rights of any other holders of such series of Preferred Stock with any and all remedies available at law or in equity.

                  9. Reports as to Adjustments. Upon any adjustment of a Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this Articles
                                       14

IV, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the affected series of Preferred Stock as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail
(a) the event or facts requiring the adjustment, (b) the Conversion Ratio with respect to such series of Preferred Stock then in effect following such adjustment, (c) the increased or decreased number of shares of Class C Common Stock issuable upon the conversion of such series of Preferred Stock as provided in this ARTICLE IV and (d) the method of calculation used to determine the foregoing adjustment.

                  10. Reacquired Shares of Preferred Stock. Any shares of Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. None of such reacquired shares of Preferred Stock shall be reissued by the Corporation.

                  C.       SERIES A PREFERRED STOCK.

                  Series A Preferred Stock shall rank, with respect to dividend rights, redemption rights and rights on liquidation, winding-up and dissolution
(i) junior to Series D Preferred Stock ("Series A Senior Securities"), (ii) pari passu to Series C Preferred Stock and (iii) senior to all classes of Common Stock and Series B Preferred Stock and to each other class or series of capital stock issued by the Corporation or established by the Board that by its terms is junior to the Series A Preferred Stock ("Series A Junior Securities").

                  1.       Voting Rights.

                  (a) General Provisions. Holders of Series A Preferred Stock shall be entitled to notice of each meeting of all of the Corporation's stockholders, but shall not be entitled to notice of special or other meetings of any class of Common Stock or of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The holders of shares of Series A Preferred Stock shall vote together with the holders of shares of Common Stock and the remaining Preferred Stock on all matters submitted to a vote of stockholders and not as a separate series or class, except as otherwise provided herein or required by law. Except as otherwise provided herein, on all matters to be voted on by the Corporation's stockholders, every holder of Series A Preferred Stock shall be entitled to cast, in person or by proxy, that number of votes equal to the full number of shares of Class C Common Stock into which such holder's Series A Preferred Stock is then convertible.

                  (b) Series A Preferred Stock Directors. The holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one director of the Corporation (the "Series A Preferred Stock Director"). Where the holders of Series A Preferred Stock vote as a class, the affirmative vote of a majority of the shares of Series A Preferred Stock represented in person or by proxy at a meeting at which a quorum of Series A Preferred Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote; provided, however, that the affirmative vote of a plurality of all votes cast in person or by proxy by the holders of Series A Preferred Stock shall be sufficient to elect the Series A Preferred Stock Director. The holders of Series A Preferred Stock, at any properly called annual or special meeting or upon a call of a special meeting of holders of Series A Preferred Stock by holders of not less than 25% of the shares of Series A Preferred Stock then outstanding, voting separately as a class, may remove the Series A Preferred Stock Director at any time and from time to time, by the affirmative vote of 80% of all votes entitled to be cast for the election of the Series A Preferred Stock Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of the Series A Preferred Stock Director. If the Series A Preferred Stock Director shall cease to be a director for any reason (including death, resignation, removal or any other cause) the vacancy shall be filled by the vote of the holders of Series A Preferred Stock, voting separately as a class.

                  2.       Dividends.

                  (a) Accrual of Dividends Before April 1, 2000. Beginning as of February 24, 1995 and prior to April 1, 2000, cash dividends at the rate of $0.325 per share per annum shall accrue on the Series A Preferred Stock (whether or not earned or declared or payment is legally available therefor) in equal quarterly installments, commencing on the first day of April, 1995, and continuing thereafter on the first day of each month of July, October, January and April and shall accrue interest at the rate of 6.5% per annum (based upon a 365 day year) compounded quarterly on all such unpaid dividend amounts.

                  (b) Payment of Dividends Before April 1, 2000. Dividends and interest accrued on or with respect to accrual dates occurring prior to April 1, 2000 shall be payable (either in connection with a redemption of Series A Preferred Stock or a liquidation payment, or otherwise) prior to April 1, 2000 only upon (i) the dissolution, liquidation or winding up of the Corporation as herein provided or (ii) the redemption or conversion of Series A Preferred Stock. If such dividends and interest are not paid on or prior to April 1, 2000 because there has been no liquidation, redemption or conversion on or prior to April 1, 2000, the amount of all such accrued dividends and interest payments shall thereafter be an unsecured obligation of the Corporation, payable in equal quarterly installments over three (3) years and shall bear interest at the rate, and be payable, as set forth with respect to dividend payments in Subsection C.2(c) below.

                  (c) Payment of Dividends Commencing April 1, 2000. Commencing April 1, 2000, cash dividends shall accrue at a per annum rate equal to 100 basis points over The Wall Street Journal Prime Rate as of the last Business Day prior to April 1, 2000 on the original issue price of each share of Series A Preferred Stock outstanding (whether or not such dividends have been earned or declared by the

Board), and shall be payable in equal quarterly installments on the first day of each month of April, July, October and January. All such accrued dividends shall be declared by the Board and shall be payable to each holder of Series A Preferred Stock on each scheduled quarterly date if, at the time of payment, funds for the full payment of such quarterly dividend on all shares of Series A Preferred Stock then outstanding are legally available therefor under the laws of the State of Maryland as then in effect.

                  (d) Right of Set Off Against Dividends, Redemptions, Liquidation, etc. The Corporation may set off against any amounts due and payable to any holder of Series A Preferred Stock (including, but not limited to, any dividend payments, redemption payments, liquidation payments or other amounts) all or any accrued but unpaid interest on any unpaid principal owed to the Corporation by any holder, or prior holder, of shares of Series A Preferred Stock pursuant to the terms of any promissory note(s) delivered by such holder(s) to the Corporation for the issuance of such shares of Series A Preferred Stock.

                  3.       Redemption.

                  (a)      Redemptions Initiated by the Corporation.

                  (i) The Corporation may, out of funds legally available therefor, after delivery of prior written notice (which may be delivered at any time commencing on the fifth anniversary of the Issue Date of the Series D Preferred Stock), redeem all, but not less than all, of the outstanding Series A Preferred Stock (other than Series A Preferred Stock with respect to which redemption has been required by the holders thereof pursuant to Subsection C.3(b) hereof) in exchange for a price equal to the sum of the issue price of such Series A Preferred Stock plus all accumulated accrued but unpaid dividends thereon, including accrued but unpaid interest on such dividends, whether or not such dividends have been declared by the Corporation, through the Series A Redemption Date, subject to any right of set off of the Corporation under these Articles.

                  (ii) As used in this Subsection C.3, the applicable "Series A Redemption Date" shall be the later of (x) 20 calendar days after delivery of the redemption notice delivered in accordance with the provisions of this
ARTICLE IV and (y) 10 days after determination of Fair Market Value of the Series A Preferred Stock to be redeemed pursuant to Subsection C.3(b). On the applicable Series A Redemption Date, the Corporation shall pay by wire transfer the redemption price for the shares redeemed hereunder.

                  (b) Redemptions Initiated by Holders of Series A Preferred Stock.

                  (i) Upon the occurrence of a "Special Redemption Event" as set forth in Section 12.8 of that certain Financing Transaction Agreement between the Corporation, the original holder of Series A Preferred Stock and others, dated as of February 24, 1995, and only so long and to the extent the original holder of Series A Preferred Stock continues to hold shares of Series A Preferred Stock, the original holder of Series A Preferred Stock shall have a period of sixty days from the occurrence of such Special Redemption Event to request the Corporation to redeem, and the Corporation shall redeem, out of any funds legally available therefor, all (but not less than all) of the then issued and outstanding shares of Series A Preferred Stock held thereby, at an amount per share equal to the sum of the issue price plus all accrued and unpaid interest and dividends thereon (subject to any right of set off of the Corporation referred to in Subsection C.2(d) hereof), whether or not such dividends have actually been declared. The Corporation shall be entitled to satisfy any redemption obligations owing under this Subsection C.3(b) by delivering to the original holder of Series A Preferred Stock a promissory note with a term of 24 full months from the date of such request (collectively, the "Maturity Date"). Compound interest shall accrue on any such note at the rate of 6.5% per annum. The principal amount of such note shall be amortized ratably on a 60 month basis. Accrued and unpaid interest shall be payable, together with equal monthly installments of principal, on the fifth day of each month following the issuance of such note, with a final payment of all accrued and unpaid interest plus all remaining unpaid principal due on the Maturity Date. Such note will be repayable without premium, will be subordinated to all then existing or thereafter created indebtedness of the Corporation and will contain certain such customary default and other clauses as are customary in promissory notes of such type and amount.

                  (ii) If the Corporation elects to issue any Series A Adverse Securities (as hereafter defined), then the holders of Series A Preferred Stock shall be entitled, by delivery of written notice to the Corporation at the principal office of the Corporation within 90 days after the date of issuance of such Series A Adverse Securities, to request that the Corporation redeem, and the Corporation shall redeem, all but not less than all of the issued and outstanding shares of Series A Preferred Stock held by holders requesting redemption. Such redemption payment shall be made in cash prior to or contemporaneously with such issuance if a request for redemption is made 30 or more days prior to the date specified for issuance by the Corporation in its notice of issuance, and otherwise no sooner than 180 days after the date of such request, but in all events within one year of such request. The redemption price payable to holders of Series A Preferred Stock in connection with the redemption of shares of such stock pursuant to this clause (ii) shall be an amount per share equal to the greatest of (A) the purchase price per share of Series A Adverse Securities to be paid, by the purchaser of such Series A Adverse Securities, (B) the then Fair Market Value of such share of Series A Preferred Stock and (C) the product of 1.5 times the sum of the liquidation preference of such shares of Series A Preferred Stock to the date such shares are actually redeemed, determined in accordance with the provisions of

Subsection C.5 hereof. Interest shall accrue at a rate of 6.5% per annum on the Fair Market Value of the shares of Series A Preferred Stock with respect to which redemption is sought pursuant to this clause (ii) from the date notice of such redemption is provided to the Corporation until full payment is made of all amounts payable pursuant to this clause (ii). As used in this clause (ii), the term "Series A Adverse Securities" shall mean any capital stock of the Corporation that is issued to any person or entity that has legitimate business interests that are materially adverse to the legitimate business interests of St. Joseph Medical Center, Inc., Towson, Maryland, or its affiliated entities in the Baltimore, Maryland metropolitan area (a "Series A Adverse Holder") determined in accordance with the provisions of this clause. The Corporation shall provide written notice of its intention to issue capital stock to a purchaser or purchasers other than holders of Series A Preferred Stock at least 30 days prior to such issuance. If the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock, voting as a single class, shall have determined by affirmative vote that such purchaser or purchasers are Series A Adverse Holders, the Corporation shall suspend the sale and issuance of such Series A Adverse Securities and submit the question as to whether such purchaser or purchasers are Series A Adverse Holders to arbitration under the expedited procedures set forth herein. Such arbitration shall be conducted by three arbitrators, two of whom (the "Party Designated Arbitrators") shall be selected by the parties, and the third of whom shall be a "neutral Arbitrator" selected by the Party Designated Arbitrators. The corporation shall designate its Party Designated Arbitrator by written notice to the holders of Series A Preferred Stock, and within five days thereafter, such holders of Series A Preferred Stock shall designate their Party Designated Arbitrator. Within five days thereafter, the two Party Designated Arbitrators shall agree upon and appoint a Neutral Arbitrator, who shall be an attorney experienced in the health care business. The only issue to be determined in the arbitration shall be whether the proposed purchaser or purchasers of Series A. Junior Securities is a Series A Adverse Holder. The arbitration shall be concluded within 60 days after the date of the Corporation's written notice. The determination of the arbitrators so appointed shall be final and conclusive upon the parties. If the arbitrators hereunder determine that the proposed purchaser of purchasers are Series A Adverse Holders (1) the Corporation may nonetheless proceed to issue such shares to such purchaser or purchasers upon delivery of written notice to that effect to the holders of Series A Preferred Stock no later than 30 days prior to the date such issuance is consummated, and (2) the holders of Series A Preferred Stock shall thereupon become entitled to exercise their rights to require the Corporation to redeem all, but not less than all, of the issued and outstanding shares Series A Preferred Stock pursuant to the provisions of this clause (ii).

                  (iii) Subject to the provisions of Subsection F.2(e) and F.3(c) the holder or holders of at least 50% of the outstanding shares of Series A Preferred Stock may, at their option, at any time, or from time to time, from and after the fifth anniversary of the Issue Date of the Series D Preferred Stock require the Corporation to redeem, out of funds legally available therefor, all of the outstanding shares of Series A Preferred Stock (including shares not held by such holder or holders). The redemption price payable upon any redemption pursuant to this Subsection C.3(b)(iii) shall be the greater of (x) an amount per share equal to $5.00 plus accrued but unpaid dividends thereon (including accrued but unpaid interest on such dividends) and (y) the then Fair Market Value of the redeemed Series A Preferred Stock.

                  (c) Redemption of Series A Junior Securities. Notwithstanding any other provision of these Articles to the contrary and except for Section IV.D(3)(b), unless and until all of the issued and outstanding Series A Preferred Stock has been either redeemed or converted in accordance with this Section C, the Corporation may not and shall not redeem, repurchase or otherwise make any payment in connection with the acquisition, redemption, repurchase or cancellation of any Series A Junior Securities or any stock options or similar rights with respect to any Series A Junior Securities, and the Corporation shall cause all corporations, partnerships, limited liability companies and other entities controlled, directly or indirectly, by the Corporation to refrain from engaging in such transactions.

                  (d) Special Provisions with Respect to Subscription
Receivables.

                  (i) If the Corporation elects to defer receipt of all or any portion of any scheduled payment of principal due and payable to the Corporation under any promissory note of any holder of Series A Preferred Stock in favor of, and delivered to, the Corporation in consideration for the issuance by the Corporation of Series A Preferred Stock to such holder (each, a "Series A Deferred Payment Amount"), then the Corporation may redeem, in its discretion, upon at least 30 days prior written notice to the holders of Series A Preferred Stock as of the Series A Redemption Date set forth in such notice, a number of shares of Series A Preferred Stock from the maker of such note determined by dividing the aggregate amount of all then outstanding Series A Deferred Payment Amounts by $5.00. The redemption price per share payable pursuant to this Subsection C.3(d) shall be equal to $5.00 for each share so redeemed and shall be set off against such Series A Deferred Payment Amounts.

                  (ii) To the extent that shares of Series A Preferred Stock referred to in Subsection C.3(d)(i) are not converted into shares of Class C Common Stock pursuant to the provisions of Subsection C.4(a), the Corporation may redeem the remaining outstanding shares of Series A Preferred Stock upon at least ten days prior written notice to the holders of Series A Preferred Stock. The redemption price for such shares shall be equal to the amount of, and shall be paid by cancellation of, the full unpaid principal amount of the promissory note, if any, delivered by the holder of such shares to the Corporation in partial consideration for the purchase and issuance of such shares.

                  4.       Conversion Rights.

                  (a) In General. Upon the consummation of an IPO, each share of Series A Preferred Stock shall automatically be converted into shares of Class C Common Stock at the then effective Series A Conversion Ratio (as determined in accordance with the provisions of Paragraph (c) of this Subsection C.4). In addition, at the option of the holder of any Series A Preferred Stock, such holder shall have the right, at any time and from time to time prior to the consummation of an IPO, by written notice to the Corporation, to convert any and all shares of Series A Preferred Stock owned by such holder into shares of Class C Common Stock at the then effective Series A Conversion Ratio.

                  (b) Adjustments to the Series A Conversion Ratio. The Series A Conversion Ratio shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time after the Issue Date of the Series A Preferred Stock (the "Series A Issue Date") (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series A Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which Subsection B.5(k) applies.

                  (ii) Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Series A Issue Date at a price per share (or having a conversion, exercise or exchange price per share) less than the Series A Issue Price (as defined below) per share of Common Stock as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series A Conversion Ratio in effect on the day immediately prior to such date by (B) one plus a fraction, the numerator of which shall be the amount of the Series D Spread (as defined in Subsection F.4(b)) and the denominator of which shall be the Series D Issue Price (as defined in Subsection F.4(c)). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Upon the expiration of any unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (ii), the adjustment (and any subsequent adjustments) shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which Subsection B.4(k) applies.

                  (c) As used in this Subsection C.4, the term "Series A Conversion Ratio" means the Conversion Ratio applicable with respect to Series A Preferred Stock. The Series A Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in Subsection C.4(b). As used in this Subsection C.4, the term "Series A Issue Price" means $5.00 per share (subject to adjustment for stock dividends, stock splits, reclassifications and other transactions that require an adjustment pursuant to Subsection C.4(b)).

                  (d) If any event occurs as to which, in the opinion of the Executive Committee, the provisions of this Subsection C.4 are not strictly applicable or, if strictly applicable, would not fairly accomplish the intent of these provisions, the Executive Committee shall make an adjustment in the application of such provisions, in accordance with such intent, so as to accomplish such intent.

                  5.       Liquidation Rights.

                  (a) Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution or payment shall be made in respect of the holders of shares of Series A Junior Securities, a liquidating distribution in an amount equal to the greater of (i) the Fair Market Value per share of Series A Preferred Stock or
(ii) the sum of $5.00 plus an amount equal to all accrued but unpaid dividends thereon (including any interest accrued but unpaid with respect to such dividends) to the date fixed for such distribution or payment; provided, however, that immediately prior to making any payments pursuant to this Subsection C.5(a), the Corporation shall redeem the maximum number of shares of Series A Preferred Stock redeemable pursuant to Subsection B.3(d)(i) to the effect that upon consummation of such redemption, there shall be no outstanding Series A Deferred Payment Amount; provided, further, however, that no liquidating distribution shall be paid in respect of Series A Preferred Stock unless and until all amounts due to holders of Series A Senior Securities as a liquidating distribution pursuant to these Articles shall have been fully paid.

                  (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distributions under this Subsection C.5 shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of the amounts to which they are entitled hereunder, then all of such available assets shall be distributed to the holders of shares of Series A Preferred Stock ratably in proportion to the liquidation payment otherwise due under Subsection C.5(a) to each such holder, and no amounts shall be distributed in respect of any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to liquidation rights until all amounts distributable to holders of Series A Preferred Stock hereunder have been distributed.

                  (c) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Subsection C.5, the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  D.       SERIES B PREFERRED STOCK.

                  Series B Preferred Stock shall rank, with respect to dividend rights, redemption rights and rights on liquidation, winding-up and dissolution
(i) junior to Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and (ii) senior to all classes of Common Stock and to each other class or series of capital stock issued by the Corporation or established by the Board that by its terms is junior to the Series B Preferred Stock ("Series B Junior Securities").

                  1.       Voting Rights.

                  (a) General Provisions. Holders of Series B Preferred Stock shall be entitled to notice of each meeting of all of the Corporation's stockholders, but shall not be entitled to notice of special or other meetings of any class of Common Stock or of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The holders of shares of Series B Preferred Stock shall vote together with the holders of shares of Common Stock and the remaining Preferred Stock on all matters submitted to a vote of stockholders and not as a separate series or class, except as otherwise provided herein or required by law. Except as otherwise provided herein, on all matters to be voted on by the Corporation's stockholders, every holder of Series B Preferred Stock shall be entitled to cast, in person or by proxy, that number of votes equal to the full number of shares of Class C Common Stock into which such holder's Series B Preferred Stock is then convertible.

                  (b) Series B Preferred Stock Directors. The holders of shares of Series B Preferred Stock, voting separately as a class, shall be entitled to elect one director of the Corporation (the "Series B Preferred Stock Director"). Where the holders of Series B Preferred Stock vote as a class, the affirmative vote of a majority of the shares of Series B Preferred Stock represented in person or by proxy at a meeting at which a quorum of Series B Preferred Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote; provided, however, that the affirmative vote of a plurality of all votes cast in person or by proxy by the holders of Series B Preferred Stock shall be sufficient to elect the Series B Preferred Stock Director. The holders of Series B Preferred Stock, at any properly called annual or special meeting or upon a call of a special meeting of holders of Series B Preferred Stock by holders of not less than 25% of the shares of Series B Preferred Stock then outstanding, voting separately as a class, may remove the Series B Preferred Stock Director at any time and from time to time, by the affirmative vote of 80% of all votes entitled to be cast for the election of a Series B Preferred Stock Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of the Series B Preferred Stock Director. If the Series B Preferred Stock Director shall cease to be a director for any reason (including death, resignation, removal or any other cause) the vacancy shall be filled by the vote of the holders of Series B Preferred Stock, voting separately as a class.

                  2.       Dividends.

                  (a) Accrual of Dividends Before April 1, 2000. Beginning as of December 1, 1995 and prior to April 1, 2000, cash dividends at the rate of $0.90 per share per annum shall accrue on the Series B Preferred Stock (whether or not earned or declared or payment is legally available therefor) in equal quarterly installments, commencing on the first day of January 1996, and continuing thereafter on the first day of each month of April, July, October, January and shall accrue interest at the rate of 8.0% per annum (based upon a 365 day year) compounded quarterly on all such unpaid dividend amounts.

                  (b) Payment of Dividends Before April 1, 2000. Dividends and interest accrued on or with respect to accrual dates occurring prior to April 1, 2000 shall be payable (either as part of a Series B Redemption Price (as defined below) or liquidation payment, or otherwise) prior to April 1, 2000 only after all dividends and interest accrued on or with respect to all other series of Preferred Stock have been fully paid and only upon (i) the liquidation of the Corporation as herein provided, or (ii) the redemption or conversion of such shares of Series B Preferred Stock. If such dividends and interest are not paid on or prior to April 1, 2000 because there has been no liquidation, redemption or conversion on or prior to April 1, 2000, the amount of all such accrued dividends and interest payments shall thereafter be an unsecured obligation of the Corporation, payable in equal quarterly installments over three (3) years and shall bear interest at the rate, and be payable, as set forth with respect to dividend payments in Subsection D.2(c) below.

                  (c) Payment of Dividends on or After April 1, 2000. Beginning on April 1, 2000, cash dividends, at a per annum rate equal to 100 basis points over The Wall Street Journal Prime Rate as of the last business day prior to April 1, 2000, shall accrue on the original issue price of each share of Series B Preferred Stock outstanding (whether or not earned or declared by the Board), and shall be payable in equal quarterly installments on the first day of each month of April, July, October and January. All such accrued dividends shall be declared by the Board (if funds are at such time legally available therefor) and shall be payable to each holder of Series B Preferred Stock on each such scheduled quarterly date (as set forth above) if, at the time of payment (i) all dividends and interest accrued on or declared with respect to all other series of Preferred Stock have been fully paid, and (ii) funds for the full payment of such quarterly dividend on all shares of Series B Preferred Stock then outstanding are legally available therefor under the laws of the State of Maryland as then in effect.

                  3.       Redemption.

                  (a)      Redemptions Initiated by the Corporation.

                  (i) The Corporation may, out of funds legally available therefor, after delivery of prior written notice (which may be delivered at any time commencing on the fifth anniversary of the Issue Date of the Series D Preferred Stock), redeem all, but not less than all, of the outstanding Series B Preferred Stock in exchange for a price equal to the sum of the issue price of such Series B Preferred Stock plus all accumulated accrued but unpaid dividends thereon, including accrued but unpaid interest on such dividends, whether or not such dividends have been declared by the Corporation, through the Series B Redemption Date, subject to any right of set off of the Corporation under these Articles.

                  (ii) As used in this Subsection D.3, the "Series B Redemption Date" shall be 20 calendar days after delivery of the redemption notice delivered in accordance with the provisions of this ARTICLE IV. On the applicable Series B Redemption Date, the Corporation shall pay by wire transfer the redemption price for the shares redeemed hereunder.

                  (b) Redemptions Initiated by Holders of Series B Preferred Stock.

                  (i) So long as UniversityCare, LLC, the University of Maryland Medical System, Inc., or any of their affiliates is a holder of record of any Series B Preferred Stock at the option of such holder (the "Series B Holder"), the Series B Preferred Stock shall be redeemed, at a price equal to the lower of Fair Market Value or $11.25 per share, plus accrued but unpaid dividends, in the event of the adoption or interpretation of any law or regulation under the Internal Revenue Code of 1986, as amended, that reasonably may be construed as prohibiting or otherwise materially adversely affecting the tax exempt status of the University of Maryland Medical System, Inc. or University Physicians, Inc. ("UPI") due to the continued ownership of the Series B Preferred Stock by UniversityCare. Such repurchase obligation shall be subject to the following:

                           (A) To be effective,  the Series B Holder must
deliver written notice to the Corporation of its election to require redemption of the Series B Preferred Stock within 30 days after such adoption or interpretation. Such notice shall be accompanied by an opinion of counsel reasonably acceptable to the Corporation, confirming the adoption or interpretation of such law or regulation and the applicability to and effect on the Series B Holder;

                           (B) For a period of thirty days following the
delivery of the opinion described in subsection (A), the Series B Holder shall use commercially reasonable efforts to sell the Series B Stock to a third party, which may, but need not include any of the other holders of preferred or common stock of the Corporation; provided that the term "commercially reasonable" shall not require the Series B Holder to accept a price lower than $11.25 per share plus any accrued but unpaid dividends. In the event that the Series B Holder is unable to find a purchaser acceptable to it and to the Corporation for such shares within the thirty day period, the Series B Holder shall so notify the Corporation, and the redemption obligation set forth above shall become effective, the closing of which redemption shall occur as soon as practicable following the notification by the Series B Holder of its inability to sell such shares provided herein.

                  (ii) If the Corporation elects to issue any Series B Adverse Securities (as hereafter defined), then the holders of Series B Preferred Stock shall be entitled, by delivery of written notice to the Corporation at the principal office of the Corporation within 90 days after the date of issuance of such Series B Adverse Securities, to request that the Corporation redeem, and the Corporation shall redeem, all but not less than all of the issued and outstanding shares of Series B Preferred Stock held by holders requesting redemption. Such redemption payment shall be made in cash prior to or contemporaneously with such issuance if a request for redemption is made 30 or more days prior to the date specified for issuance by the Corporation in its notice of issuance, and otherwise no sooner than 180 days after the date of such request, but in all events within one year of such request. The redemption price payable to holders of Series B Preferred Stock in connection with the redemption of shares of such stock pursuant to this clause (ii) shall be an amount per share equal to the greatest of (A) the purchase price per share of Series B Adverse Securities to be paid, by the purchaser of such Series B Adverse Securities, (B) the then Fair Market Value of such shares of Series B Preferred Stock and (C) the product of 1.5 times the sum of the liquidation preference of such shares of Series B Preferred Stock to the date such shares are actually redeemed, determined in accordance with the provisions of Subsection D.5 hereof. Interest shall accrue at a rate of 6.5% per annum on the Fair Market Value of the shares of Series B Preferred Stock with respect to which redemption is sought pursuant to this clause (ii) from the date notice of such redemption is provided to the Corporation until full payment is made of all amount payable pursuant to this clause (ii). As used in this clause (ii), the term "Series B Adverse Securities" shall mean (i) a teaching hospital affiliated with a college or a university, located within the State of Maryland; (ii) a person or entity which has legitimate business interests that are materially adverse to the legitimate business interests of University of Maryland Medical System, Inc. or other affiliated providers of institutional medical services located within the Baltimore metropolitan area; or (iii) any entity that is controlled by, controls or is under common control with an entity described in either clauses (i) or
(ii) hereof (a "Series B Adverse Holder") determined in accordance with the provisions of this clause. The Corporation shall provide written notice of its intention to issue capital stock to a purchaser or purchasers other than holders of Series B Preferred Stock at least 30 days prior to such issuance. If the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock, voting as a single class, shall have determined by affirmative vote that such purchaser or purchasers are Series B Adverse Holders, the Corporation shall suspend the sale and issuance of such Series B Adverse Securities and submit the question as to whether such purchaser or purchasers are Series B Adverse Holders to arbitration under the expedited procedures set forth herein. Such arbitration shall be conducted by three arbitrators, two of whom (the "Party Designated Arbitrators") shall be selected by the parties, and the third of whom shall be a "Neutral Arbitrator" selected by the Party Designated Arbitrators. The Corporation shall designate its Party Designated Arbitrator by written notice to the holders of Series B Preferred Stock, and within five days thereafter, such holders of Series B Preferred Stock shall designate their Party Designated Arbitrator. Within five days thereafter, the two Party Designated Arbitrators shall agree upon and appoint a Neutral Arbitrator, who shall be an attorney experienced in the health care business. The only issue to be determined in the arbitration shall be whether the proposed purchaser or purchasers of Series B Adverse Securities is a Series B Adverse Holder. The arbitration shall be concluded within 60 days after the date of the Corporation's written notice. The determination of the arbitrators so appointed shall be final and conclusive upon the parties. If the arbitrators hereunder determine that the proposed purchaser or purchasers are Series B Adverse Holders, (1) the Corporation may nonetheless proceed to issue such shares to such purchaser or purchasers upon delivery of written notice to that effect to the holders of Series B Preferred Stock no later than 30 days prior to the date such issuance is consummated, and (2) the holders of Series B Preferred Stock shall thereupon become entitled to exercise their rights to require the Corporation to redeem all, but not less than all, of the issued and outstanding shares Series B Preferred Stock pursuant to the provisions of this clause (ii).

                  (c) Redemption of Series B Junior Securities. Notwithstanding any other provision of these Articles to the contrary, unless and until all of the issued and outstanding Series B Preferred Stock has been either redeemed or converted in accordance with this Subsection D, the Corporation may not and shall not redeem, repurchase or otherwise make any payment in connection with the acquisition, redemption, repurchase or cancellation of any Series B Junior Securities or any stock options or similar rights with respect to any Series B Junior Securities, and the Corporation shall cause all corporations, partnerships, limited liability companies and other entities controlled, directly or indirectly, by the Corporation to refrain from engaging in such transactions.

                  4.       Conversion Rights.

                  (a) In General. Upon the consummation of an IPO, each share of Series B Preferred Stock shall automatically be converted into shares of Class C Common Stock at the then effective Series B Conversion Ratio (determined in accordance with the provisions of Subsection D.4(c)). In addition, at the option of the holder of any Series B Preferred Stock, such holder shall have the right, at any time and from time to time prior to the consummation of an IPO, by written notice to the

Corporation, to convert any and all shares of Series B Preferred Stock owned by such holder into shares of Class C Common Stock at the then effective Series B Conversion Ratio.

                  (b) Adjustments to the Series B Conversion Ratio. The Series B Conversion Ratio shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time after the Issue Date of the Series D Preferred Stock (the "Series B Reference Date") (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series B Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which Subsection B.5(k) applies.

                  (ii) Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Series B Reference Date at a price per share (or having a conversion, exercise or exchange price per share) equal to or greater than the Series D Issue Price (as defined in Subsection F.4(c)) but less than the Series B Issue Price (as defined below) per share of Common Stock as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series B Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued or for which the Common Stock Equivalents may convert or be exercised or exchanged, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued or for which the Common Stock Equivalents may convert or be exercised or exchanged would purchase at the Series B Issue Price on such date. Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Series B Reference Date at a price per share (or having a conversion, exercise or exchange price per share) less than the Series D Issue Price (as defined in Subsection F.4(c)) and less than the Series B Issue Price (as defined below) per share of Common Stock as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series B Conversion Ratio in effect on the day immediately prior to such date by (B) one plus a fraction, the numerator of which shall be the amount of the Series D Spread (as defined in Subsection F.4(b)) and the denominator of which shall be the Series D Issue Price (as defined in Subsection F.4(c)). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Upon the expiration of any unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (ii), the adjustment (and any subsequent adjustments) shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which Subsection B.5 (k) applies.

                  (c) As used in this Subsection D.4, the term "Series B Conversion Ratio" means the Conversion Ratio applicable with respect to Series B Preferred Stock. The Series B Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in Subsection D.4(b). As used in this Subsection D.4, the term "Series B Issue Price" means $11.25 per share (subject to adjustment for stock dividends, stock splits, reclassifications and other transactions that require an adjustment pursuant to Subsection D.4(b)).

                  (d) If any event occurs as to which, in the opinion of the Executive Committee, the provisions of this Subsection D.4 are not strictly applicable or, if strictly applicable, would not fairly accomplish the intent of these provisions, the Executive Committee shall make an adjustment in the application of such provisions, in accordance with such intent, so as to accomplish such intent.

                  5.       Liquidation Rights.

                  (a) Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution or payment shall be made in respect of the holders of shares of Series B Junior Securities, a liquidating distribution in an amount equal to the greater of (i) the Fair Market Value per share of Series B Preferred Stock or (ii) the sum of $11.25 plus an amount equal to all accrued but unpaid dividends thereon (including any interest accrued but unpaid with respect to such dividends) to the date fixed for such distribution or payment; provided, however, that no liquidating distribution shall be paid in respect of Series B Preferred Stock unless and until all amounts due to holders of Series B Senior Securities as a liquidating distribution pursuant to these Articles shall have been fully paid.

                  (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distributions under this Subsection D.5 shall be insufficient to permit the payment in full to the holders of Series B Preferred Stock of the amounts to which they are entitled hereunder, then all of such available assets shall be distributed to the holders of shares of Series B Preferred Stock ratably in proportion to the liquidation payment otherwise due under Subsection D.5(a) to each such holder, and no amounts shall be distributed in respect of any class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to liquidation rights until all amounts distributable to holders of Series B Preferred Stock hereunder have been distributed.

                  (c) After the payment to the holders of the Series B Preferred Stock of the full preferential amounts provided for in this Subsection D.5, the holders of Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  E.       SERIES C PREFERRED STOCK.

                  Series C Preferred Stock shall rank, with respect to dividend rights, redemption rights and rights on liquidation, winding-up and dissolution
(i) junior to Series D Preferred Stock ("Series C Senior Securities"), (ii) pari passu to Series A Preferred Stock and (iii) senior to all classes of Common Stock and Series B Preferred Stock and to each other class or series of capital stock issued by the Corporation or established by the Board that by its terms is junior to the Series C Preferred Stock (collectively, "Series C Junior Securities").

                  1.       Voting Rights.

                  (a) General Provisions. Holders of Series C Preferred Stock shall be entitled to notice of each meeting of all of the Corporation's stockholders, but shall not be entitled to notice of special or other meetings of any class of Common Stock or of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock. The holders of shares of Series C Preferred Stock shall vote together with the holders of shares of Common Stock and the remaining Preferred Stock on all matters submitted to a vote of stockholders and not as a separate series or class, except as otherwise provided herein or required by law. Except as otherwise provided herein, on all matters to be voted on by the Corporation's stockholders, every holder of Series C Preferred Stock shall be entitled to cast, in person or by proxy, that number of votes equal to the full number of shares of Class C Common Stock into which such holder's Series C Preferred Stock is then convertible.

                  (b) Series C Preferred Stock Directors. The holders of shares of Series C Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation (the "Series C Preferred Stock Directors"). Where the holders of Series C Preferred Stock vote as a class, the affirmative vote of a majority of the shares of Series C Preferred Stock represented in person or by proxy at a meeting at which a quorum of Series C Preferred Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote; provided, however, that the affirmative vote of a plurality of all votes cast in person or by proxy by the holders of Series C Preferred Stock shall be sufficient to elect a Series C Preferred Stock Director. The holders of Series C Preferred Stock, at any properly called annual or special meeting or upon a call of a special meeting of holders of Series C Preferred Stock by holders of not less than 25% of the shares of Series C Preferred Stock then outstanding, voting separately as a class, may remove any Series C Preferred Stock Director at any time and from time to time, by the affirmative vote of 80% of all votes entitled to be cast for the election of a Series C Preferred Stock Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of such Series C Preferred Stock Director. If any Series C Preferred Stock Director shall cease to be a director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by a vote of the remaining Series C Preferred Stock Director (unless, with respect to removal, the holders of Series C Preferred Stock have elected a successor Series C Preferred Stock Director pursuant to the provisions hereof). If there is no such remaining director, then upon a call of a special meeting of holders of Series C Preferred Stock, by any such holder, the vacancy shall be filled by the vote of the holders of Series C Preferred Stock, voting separately as a class.

                  2.       Dividends.

                  (a) Accrual of Dividends Before April 1, 2000. Beginning as of the date shares of Series C Preferred Stock are issued and prior to April 1, 2000, cash dividends shall accrue on shares of Series C Preferred Stock, at the rate of 8% per annum on the original issue price of each share of Series C Preferred Stock, beginning on the date of issuance of such shares (whether or not earned or declared or payment is legally available therefor) and such dividends, to the extent accrued but unpaid, shall accrue interest at the rate of 8% per annum (based upon a 365-day year) compounded quarterly on all such unpaid dividend amounts.

                  (b) Payment of Dividends Before April 1, 2000. Dividends and interest accrued on or with respect to accrual dates occurring prior to April 1, 2000 shall be payable (either in connection with a redemption of Series C Preferred Stock or a liquidation payment, or otherwise) prior to April 1, 2000 only upon (i) the dissolution, liquidation or winding up of the Corporation as herein provided or (ii) the redemption or conversion of Series C Preferred Stock. If such dividends and interest are not paid on or prior to April 1, 2000 because there has been no liquidation, redemption or conversion on or prior to April 1, 2000, the amount of all such accrued dividends and interest payments shall thereafter be an unsecured obligation of the Corporation payable in equal quarterly installments over three (3) years and shall bear interest at the rate, and be payable, as set forth with respect to dividend payments in Subsection E.2(c) below.

                  (c) Payment of Dividends Commencing April 1, 2000. Commencing April 1, 2000, cash dividends shall accrue at a per annum rate equal to 100 basis points over The Wall Street Journal Prime Rate as of the last Business Day prior to April 1, 2000 on the original issue price of each share of Series C Preferred Stock outstanding (whether or not such dividends have been earned or declared by the Board), and shall be payable in equal quarterly installments on the first day of each month of April, July, October and January. All such accrued dividends shall be declared by the Board and shall be payable to each holder of Series C Preferred Stock on each scheduled quarterly date if, at the time of payment, funds for the full payment of such quarterly dividend on all shares of Series C Preferred Stock then outstanding are legally available therefor under the laws of the State of Maryland as then in effect.

                  3.       Redemption.

                  (a)      Redemptions Initiated by the Corporation.

                  (i) The Corporation may, out of funds legally available therefor, after delivery of prior written notice (which may be delivered at any time commencing on the fifth anniversary of the Issue Date of the Series D Preferred Stock), redeem all, but not less than all, of the outstanding Series C Preferred Stock (other than Series C Preferred Stock with respect to which redemption has been required by the holders thereof pursuant to Subsection E.3(b) hereof) in exchange for a price equal to the sum of the issue price of such Series C Preferred Stock plus all accumulated accrued but unpaid dividends thereon, including accrued but unpaid interest on such dividends, whether or not such dividends have been declared by the Corporation, through the Series C Redemption Date, subject to any right of set off of the Corporation under these Articles.

                  (ii) As used in this Subsection E.3, the applicable "Series C Redemption Date" shall be the later of (x) 20 calendar days after delivery of the redemption notice delivered in accordance with the provisions of this
ARTICLE IV and (y) 10 days after determination of the Fair Market Value of the Series C Preferred Stock to be redeemed pursuant to Subsection E.3(b). On the applicable Series C Redemption Date, the Corporation shall pay by wire transfer the redemption price for the shares redeemed hereunder.

                  (b) Redemptions Initiated by Holders of Series C Preferred Stock. Subject to the provisions of Subsection F.2 (e) and F.3(c), the holder or holders of at least 50% of the outstanding shares of Series C Preferred Stock may, at their option, at any time, or from time to time, from and after the fifth anniversary of the Issue Date of the Series D Preferred Stock require the Corporation to redeem, out of funds legally available therefore, all of the outstanding shares of Series C Preferred Stock (including shares not held by such holder or holders). The redemption price payable upon any redemption pursuant to this Subsection E.3(b) shall be the greater of (x) an amount per share equal to the weighted average price paid by a holder of Series C Preferred Stock therefor, plus accrued but unpaid dividends thereon (including accrued but unpaid interest on such dividends) and (y) the then Fair Market Value of the redeemed Series C Preferred Stock.

                  (c) Redemption of Series C Junior Securities. Notwithstanding any other provision of these Articles to the contrary and except for Section IV.D(3)(b), unless and until all of the issued and outstanding Series C Preferred Stock has been either redeemed or converted in accordance with this Section E, the Corporation may not and shall not redeem, repurchase or otherwise make any payment in connection with the acquisition, redemption, repurchase or cancellation of any Series C Junior Securities or any stock options or similar rights with respect to any Series C Junior Securities, and the Corporation shall cause all corporations, partnerships, limited liability companies and other entities controlled, directly or indirectly, by the Corporation to refrain from engaging in such transactions.

                  4.       Conversion Rights.

                  (a) In General. Upon the consummation of an IPO, each share of Series C Preferred Stock shall automatically be converted into shares of Class C Common Stock at the then effective Series C Conversion Ratio (as determined in accordance with the provisions of Subsection E.4(c)). In addition, at the option of the holder of any Series C Preferred Stock, such holder shall have the right, at any time and from time to time prior to the consummation of an IPO, by written notice to the Corporation, to convert any and all shares of Series C Preferred Stock owned by such holder into shares of Class C Common Stock at the then effective Series C Conversion Ratio.

                  (b) Adjustments to the Series C Conversion Ratio. The Series C Conversion Ratio shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time after the Issue Date of the Series D Preferred Stock (the "Series C Reference Date") (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series C Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause
(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which Subsection B.5(k) applies.

                  (ii) Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Series C Reference Date at a price per share (or having a conversion, exercise or exchange price per share) equal to or greater than the Series D Issue Price (as defined in Subsection F.4(c) but less than the Series C Issue Price (as defined below) per share of Common Stock as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series C Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued or for which the Common Stock Equivalents may convert or be exercised or exchanged, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued or for which the Common Stock Equivalents may convert or be exercised or exchanged would purchase at the Series C Issue Price on such date. Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Series C Reference Date at a price per share (or having a conversion, exercise or exchange price per share) less than the Series D Issue Price (as defined in Subsection F.4(c)) and less than the Series C Issue Price (as defined below) per share of Common Stock as of the date of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series C Conversion Ratio in effect on the day immediately prior to such date by
(b) one plus a fraction, the numerator of which shall be the amount of the Series D Spread (as defined in Subsection F.4(b)) and the denominator of which shall be the Series D Issue Price (as defined in Subsection F.4(c)). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Upon the expiration of any unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (ii), the adjustment (and any subsequent adjustments) shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which Subsection B.5(k) applies.

                  (c) As used in this Subsection E.4, the term "Series C Conversion Ratio" means the Conversion Ratio applicable with respect to Series C Preferred Stock. The Series C Conversion Ratio shall initially equal 1.25 and shall be subject to adjustment as provided in Subsection E.4(b). As used in this Subsection E.4, the term "Series C Issue Price" means $17.50 per share (subject to adjustment for stock dividends, stock splits, reclassifications and other transactions that require an adjustment pursuant to Subsection E.4(b)).

                  (d) If any event occurs as to which, in the opinion of the Executive Committee, the provisions of this Subsection E.4 are not strictly applicable or, if strictly applicable, would not fairly accomplish the intent of these provisions, the Executive Committee shall make an adjustment in the application of such provisions, in accordance with such intent, so as to accomplish such intent.

                  5.       Liquidation Rights.

                  (a) Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution or payment shall be made in respect of the holders of shares of Series C Junior Securities, a liquidating distribution in an amount equal to $17.50 per share, plus an amount equal to all accrued but unpaid dividends thereon (including any interests with respect to such dividends) to the date fixed for such distribution or payment; provided, however, that no liquidating distribution shall be paid in respect of Series C Preferred Stock unless and until all amounts due to holders of Series C Senior Securities as a liquidating distribution pursuant to these Articles shall have been fully paid.

                  (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distributions under this Subsection E.5 shall be insufficient to permit the payment in full to the holders of Series C Preferred Stock of the amounts to which they are entitled hereunder, then all of such available assets shall be distributed to the holders of shares of Series C Preferred Stock ratably in proportion to the liquidation payment otherwise due under Subsection E.5(a) to each such holder, and no amounts shall be distributed in respect of any Series C Junior Securities with respect to liquidation rights until all amounts distributable to holders of Series C Preferred Stock hereunder have been distributed.

                  (c) After the payment to the holders of the Series C Preferred Stock of the full preferential amounts provided for in this Subsection E.5, the holders of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  F.       SERIES D CONVERTIBLE PREFERRED STOCK.

                  Series D Preferred Stock shall rank, with respect to dividend rights, redemption right and rights on liquidation, winding-up and dissolution, senior to all classes of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and to each other class or series of capital stock hereafter issued by the Corporation or established by the Board (collectively, "Series D Junior Securities").

                  1.       Voting.

                  (a) General Provisions. Holders of Series D Preferred Stock shall be entitled to notice of each meeting of all of the Corporation's stockholders, or any class, subclass, series or subseries thereof. Holders of Series D Preferred Stock shall vote together with the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on all matters submitted to a vote of stockholders and not as a separate series or class, except as otherwise provided herein. Except as otherwise provided herein, on all matters to be voted on by the Corporation's stockholders, every holder of Series D Preferred Stock shall be entitled to cast, in person or by proxy, that number of votes equal to the full number of shares of Common Stock into which such holder's Series D Preferred Stock is convertible, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

                  (b) Series D Preferred Directors. Holders of Series D Preferred Stock, voting as a single class, shall be entitled to elect two directors of the Corporation (the "Series D Preferred Directors"). Where the holders of Series D Preferred Stock vote separately as a class, the affirmative vote of a majority of the shares of Series D Preferred Stock represented in person or by proxy at a meeting at which a quorum of Series D Preferred Stock is present shall be sufficient to approve any matter with respect to which said holders are entitled to vote, including, without limitation election of a Series D Preferred Director. Holders of Series D Preferred Stock, at any properly called annual or special meeting or upon a call of a special meeting of holders of Series D Preferred Stock by holders of not less than 25% of the shares of Series D Preferred Stock then outstanding, voting separately as a class, may remove any Series D Preferred Director at any time and from time to time, by the affirmative vote of 80% of all votes entitled to be cast for the election of a Series D Preferred Director, and may elect a successor to fill any resulting vacancies for the remainder of the term of such Series D Preferred Director. If any Series D Preferred Director shall cease to be a director for any reason (including death, resignation, removal or any other cause), the vacancy shall be filled by the affirmative vote of the remaining Series D Preferred Director (unless, with respect to removal of a Series D Preferred Director, the holders of Series D Preferred Stock have elected a successor Series D Preferred Director pursuant to the provisions hereof). If there is no such remaining Series D Preferred Director, then upon a call of a special meeting of holders of Series D Preferred Stock by any such holder, the vacancies shall be filled by the affirmative vote of the holders of Series D Preferred Stock, voting separately as a class.

                  (c) Actions Requiring Written Approval of Certain Holders of Series D Preferred Stock. Prior to the consummation of a Qualified IPO, notwithstanding any other provision of these Articles to the contrary, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval (by vote or written consent) of the holders of at least 51% the then outstanding shares of Series D Preferred Stock:

                  (i) consolidate or merge with or into any Person or any similar business combination transaction (including a sale of all or substantially all of its assets) or effect any transaction or series of transactions in which more than 33-1/3% of the Corporation's voting securities are transferred to another Person, except any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Corporation;

                  (ii) amend or repeal any provision of, or add any provision to, these Articles or the Corporation's By-laws or alter or change the preferences, rights, privileges or powers of the Series D Preferred Stock;

                  (iii) create or designate, authorize the issuance of, or issue or sell any new series or class of securities or increase the authorized number of, authorize the issuance of, or issue (other than in connection with the exercise of any options or warrants outstanding as of the date hereof to purchase shares of Common Stock or Preferred Stock, or the conversion of any Common Stock or Preferred Stock, or the conversion of any Common Stock outstanding as of the date hereof and other than as required by the terms of any of the Preferred Stock and the conversion of principal and accrued interest on the Convertible Subordinated Note issued by the Corporation to Genesis Holdings, Inc., and dated January 31, 1997), any additional shares of Common Stock or Preferred Stock;

                  (iv) increase the number of authorized directors of the Corporation's Board of Directors above twenty;

                  (v) voluntarily liquidate, dissolve or wind up the Corporation or take any action that would result in the liquidation, dissolution or winding up of the Corporation;

                  (vi) pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on, any shares of its capital stock or other equity securities except for accruals as required by the terms of any series of Preferred Stock and except for dividends on the Series D Preferred Stock

                  (vii) except for repurchases of shares of the Common Stock pursuant to Subsection A.5 and redemptions of shares of Series A Preferred Stock pursuant to Subsection C.3(b) and redemption of Series B Preferred Stock pursuant to Subsection D.3 (b), redemption of shares of common stock which the Corporation is obligated to affect in connection with the exercise by a physician of resale rights under agreements pursuant to which the physician's practice was acquired by the Corporation; or redeem, purchase or otherwise acquire, any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, purchase or make any payments with respect to any stock appreciation rights or phantom stock plans.

                  (viii) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $750,000;

                  (ix) enter into or commit to enter any joint ventures or any partnerships or establish any non wholly-owned subsidiaries, in each case, where the contributions or proposed investments by the Corporation is in excess of $750,000 in cash or assets;

                  (x) sell, lease, transfer or otherwise dispose of any asset or group of assets, in an aggregate amount (as to the Corporation and all of its Subsidiaries), for consideration in excess of $750,000;

                  (xi) create, incur, assume or suffer to exist any indebtedness of the Corporation or any of its subsidiaries (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $750,000 excluding indebtedness that is outstanding as of the Issue Date of the Series D Preferred Stock and replacement indebtedness thereof on terms and conditions approved by the holders of Series D Preferred Stock in accordance with the provisions of this Subsection F.1(c);

                  (xii) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $750,000 excluding liens on assets that exist as of the date hereof;

                  (xiii) amend, modify or grant any waiver under any material provisions of any employment or non-competition agreement to which the Corporation, any of its affiliates, or any professional corporations or professional associations with which the Corporation has a contractual relationship, is a party or is bound; or

                  (xiv) adopt or approve the annual budget or business plan of the Corporation.

                  2.       Dividends.

                  (a) When and as declared by the Board out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series D Preferred Stock as provided in this Subsection F.2.

                  (b) Cumulative dividends shall be payable on shares of the Series D Preferred Stock at an annual rate of $.80 per share of Series D Preferred Stock payable quarterly in arrears on the first day of every April, July, October and January, commencing July 1, 1997 (each, a "Payment Date"). Each dividend will be payable to holders of record as they appear on the books of the Corporation at the close of business on a record date (each a "Series D Record Date"), not more than 60 nor less than 15 days before each Payment Date. Dividends shall accrue from and including the Issue Date of the Series D Preferred Stock and shall be cumulative (whether or not earned or declared). Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. All dividends shall be payable, at the option of the Corporation, either in additional shares of Series D Preferred Stock (each, a "Series D Stock Dividend") as provided in Subsection F.2(c) below or in cash out of funds legally available therefor. If any Payment Date shall not be a Business Day, payment shall be made on the next succeeding Business Day. In addition, if, in any year, any cash or other distributions are declared by the Board to be paid on Common Stock, or any class or subclass thereof, then an additional dividend shall be paid at the same time to the holders of Series D Preferred Stock at the rate per share equal to the product of (i) such per share dividend to be paid on the Common Stock multiplied by (ii) the number of shares of Common Stock into which each share of Series D Preferred Stock is then convertible

                  (c) Series D Stock Dividends shall be payable as follows: in the event that any dividend shall be payable on Series D Preferred Stock in additional shares of Series D Preferred Stock pursuant to Subsection F.2(b) above, each holder of shares of Series D Preferred Stock as of the applicable Series D Record Date shall be entitled to receive .08 shares of Series D Preferred Stock per annum for each share of Series D Preferred Stock then held.

                  (d) All dividends paid hereunder shall be distributed by first class mail to each holder as of the applicable Series D Record Date of Series D Preferred Stock at the address of such holder specified in the records of the Corporation.

                  (e) No full dividends may be declared or paid, and no funds may be set apart for the payment of dividends, on any Series D Junior Securities (other than dividends on Series D Junior Securities paid in additional shares of Series D Junior

Securities of the same series or class to the extent required by these Articles) unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid, and, to the extent payable in cash, paid or set aside for payment, on the Series D Preferred Stock. No securities of the Corporation other than Series D Preferred Stock may be repurchased, redeemed or otherwise acquired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any securities of the Corporation other than Series D Preferred Stock, if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series D Preferred Stock.

                  (f) The recipients of any Series D Stock Dividends shall have the right at any time after the payment thereof, to require the Corporation to redeem up to 50% of the shares of Series D Preferred Stock received in connection with such Series D Stock Dividends at a price per share equal to $10.00 per share of Series D Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon. The recipients of any Series D Stock Dividends shall only exercise their rights to require the Company to redeem Stock Dividends to the extent such recipient determines in its reasonable good faith judgment that such redemption is necessary for the Series D Preferred Stockholders or their investors to pay taxes with respect to such Stock Dividends. Redemptions made pursuant to this Subsection F.2(f) shall be consummated not later than 20 calendar days after delivery of a redemption notice from the holder requiring such redemption, and on such redemption date the Corporation shall wire transfer to each holder the redemption price for the shares of Series D Preferred Stock so redeemed.

                  3.       Redemption.

                  (a) Redemptions Initiated by the Corporation. The Corporation may not require the redemption of any shares of Series D Preferred Stock.

                  (b) Redemptions Initiated by Holders of Series D Preferred Stock.

                  (i) The holder or holders of at least 66-2/3% of the outstanding shares of Series D Preferred Stock may, at their option, at any time, or from time to time, from and after the fifth anniversary of the Issue Date of the Series D Preferred Stock, require the Corporation to redeem, out of funds legally available therefor, all of the outstanding shares of Series D Preferred Stock (including shares not held by such holder or holders). The redemption price payable upon any redemption pursuant to this Subsection F.3(b)(i) shall be the greater of (x) an amount per share equal to $10.00 per share of Series D Preferred Stock plus accrued but unpaid dividends thereon and
(y) the Fair Market Value of the shares of Series D Preferred Stock redeemed pursuant to this Subsection F.3(b)(i). The date of any redemption required to be made pursuant to this Subsection F.3(b)(i) shall be 20 calendar days after delivery of the redemption notice, and on such redemption date the Corporation shall wire transfer to each holder the redemption price for the shares of Series D Preferred Stock so redeemed.

                  (ii) Prior to a Qualified IPO, (i)if any action or recommendation taken by the Executive Committee (as defined in ARTICLE V) is overruled, rescinded, amended or otherwise contravened, avoided or negated by the Board or (ii) the Board elects not to conduct the management of the Company in accordance with Article V.2 of these Articles (including the creation and empowerment of the Executive Committee), the holders of at least 66-2/3% of the outstanding shares of Series D Preferred Stock may, at their option, at any time within 60 days after such action by the Board, by written notice (a "Special Redemption Notice") to the Corporation require the Corporation to redeem, out of funds legally available, all of the shares of Series D Preferred Stock held by such holders; provided, however, that if, within ten Business Days following receipt of a Special Redemption Notice, the Board rescinds, amends, avoids or negates its prior decision to overrule, rescind, amend or otherwise contravene, avoid or negate an action or recommendation taken by the Executive Committee, the circumstances giving rise to such Special Redemption Notice shall be deemed to have been withdrawn and shall have no further effect and the Corporation shall have no further obligation to redeem any shares of Series D Preferred Stock pursuant to such Special Redemption Notice. The redemption price payable upon any redemption pursuant to this clause (ii) shall be the greater of (x) an amount per share equal to $10.00 per share of Series D Preferred Stock plus an amount equal to cumulative dividends calculated at a rate of 15% per annum accruing from the Issue Date of the Series D Preferred Stock, and (y) the Fair Market Value of the shares of Series D Preferred Stock redeemed pursuant to this clause (ii). The Corporation shall use its best efforts to consummate any redemption being made pursuant to this clause (ii) as soon as possible but in any event not later than six months after the date of a Special Redemption Notice. The Corporation shall pay the redemption price with respect to the shares of Series D Preferred Stock redeemed pursuant to this clause (ii) by bank wire transfer to the holders of such shares.

                  (c) Redemption of Series D Junior Securities. Notwithstanding any other provision of these Articles to the contrary and except for Sections IV.C(3)(b)(i) and (ii) and IV.D(3)(b)(i) and (ii) and unless and until all of the issued and outstanding Series D Preferred Stock has been either redeemed or converted in accordance with this Section F, the Corporation may not and shall not redeem, repurchase or otherwise make any payment in connection with the acquisition, redemption, repurchase or cancellation of any Series D Junior Securities or any stock options or similar rights with respect to any Series D Junior Securities, and the Corporation shall cause all corporations, partnerships, limited liability companies and other entities controlled, directly or indirectly, by the Corporation to refrain from engaging in such transactions.

                  4.       Conversion.

                  (a) In General. Upon the consummation of a Qualified IPO, each share of Series D Preferred Stock shall automatically be converted into shares of

Class C Common Stock at the then effective Series D Conversion Ratio. In addition, at the option of the holder of any Series D Preferred Stock, such holder shall have the right, at any time and from time to time prior to the consummation of a Qualified IPO, by written notice to the Corporation, to convert any and all shares of Series D Preferred Stock owned by such holder into shares of Class C Common Stock at the then effective Series D Conversion Ratio.

                  (b) Adjustments to the Series D Conversion Ratio. The Series D Conversion Ratio shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time after the Issue Date of the Series D Preferred Stock (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series D Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Subsection B.5(k) applies.

                  (ii) Except with respect to Excluded Securities, in case the Corporation shall issue shares of Common Stock or Common Stock Equivalents after the Issue Date of the Series D Preferred Stock at a price per share (or having a conversion, exercise or exchange price per share) less than the Series D Issue Price per share of Common Stock as of the date of issuance of such shares or of such convertible securities (the amount of such difference being referred to as the "Series D Spread"), then, and in each such case, the Series D Conversion Ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the Conversion thereof, the number of shares of Common Stock determined by multiplying (A) the Series D Conversion Ratio in effect on the day immediately prior to such date by (B) one plus a fraction, the numerator of which shall be the amount of the Series D Spread and the denominator of which shall be the Series D Issue Price (as defined below). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Upon the expiration of any unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause
(ii), the adjustment (and any subsequent adjustments) shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which Subsection B.5(k) applies.

                  (iii) In case the Corporation shall at any time, or from time to time, after the Series D Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), on Common Stock, other than dividends or distributions on Common Stock that are referred to in clause (i) of this Subsection F.4(b), then, and in each such case, the Series D Conversion Ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Series D Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of such date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which Subsection B.5(k) applies.

                  (iv) The Series D Conversion Ratio shall be adjusted up or down based on the ability of the Corporation to achieve certain performance benchmarks with respect to the Corporation's Medicare Enrollees and Medical Loss Ratio (each as defined in the letter from the Corporation to the holder of the Series D Preferred Stock dated as of July 15, 1997). Adjustments to the Series D Conversion Ratio shall be made pursuant to this clause (iv) on or before the date the Corporation files its Annual Report on Form 10-K for the fiscal year ended June 30, 1998, and the Corporation shall provide immediate written notice thereof to the holders of Series D Preferred Stock.

                  (v) In case the Corporation shall consummate an IPO of its Common Stock prior to June 30, 1998 at a price per share (prior to deducting underwriting discounts and commissions and offering expenses) less than $13.00 (such price being referred to herein as the "IPO Price"), the Series D Conversion Ratio shall be adjusted upward, but not downward, simultaneously with the consummation of such IPO to the effect that immediately after such adjustment each share of Series D Preferred Stock would be convertible into the number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock into which each share of

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

Series D Preferred Stock would be convertible immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be $13.00 and the denominator of which shall be the IPO Price.

                  (c) As used in this Subsection F.4, the term "Series D Conversion Ratio" means the Conversion Ratio applicable with respect to Series D Preferred Stock. The Series D Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in Subsection F.4(b). As used in this Subsection F.4, the term "Series D Issue Price" means $10.00 per share (subject to adjustment for stock dividends, stock splits, reclassifications and other transactions that require an adjustment pursuant to Paragraph (b) of Subsection F.4).

                  (d) If any event occurs as to which, in the opinion of the Executive Committee (including the Series D Preferred Directors), the provisions of this Subsection F.4 are not strictly applicable or, if strictly applicable, would not fairly accomplish the intent of these provisions, the Executive Committee (including the Series D Preferred Directors) shall make an adjustment in the application of such provisions, in accordance with such intent, so as to accomplish such intent.

                  5.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any Series D Junior Securities, an amount equal to the greater of (i) the Fair Market Value per share of Series D Preferred Stock plus accrued but unpaid dividends thereon and (ii) $10.00 per share of Series D Preferred Stock plus an amount equal to accrued but unpaid dividends on such shares of Series D Preferred Stock and, thereafter, shall be entitled to share in amounts, if any, distributed to holders of Common Stock upon liquidation as though the Series D Preferred Stock had been converted to Common Stock immediately prior to liquidation.

                  (b) After the payment to the holders of the Series D Preferred Stock of the full preferential amounts provided for in this Subsection F.5, the holders of Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                                    ARTICLE V
                               BOARD OF DIRECTORS


                  1. NUMBER. The Corporation shall have 20 directors. Six of such directors shall be Class A Common Directors, eight shall be Class B Common Directors, one shall be a Series A Preferred Director, one shall be a Series B Preferred Director, two shall be Series C Preferred Directors, and two shall be Series D Preferred Directors. The number of directors, in the aggregate and by class and

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

series, shall not be increased or decreased except as provided herein. The Corporation shall have (a) one Converted Series A Class C Common Director only upon conversion of all shares of Series A Preferred Stock into shares of Class C Common Stock as otherwise provided herein, (b) one Converted Series B Class C Common Director only upon conversion of all shares of Series B Preferred Stock into shares of Class C Common Stock as otherwise provided herein, (c) two Converted Series C Class C Common Directors only upon conversion of all shares of Series C Preferred Stock into shares of Class C Common Stock as otherwise provided herein and (d) two Converted Series D Class C Common Directors only upon conversion of all shares of Series D Preferred Stock into shares of Class C Common Stock as otherwise provided herein. Upon conversion of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock into shares of Class C Common Stock as otherwise provided herein, the Series A Preferred Directors, the Series B Preferred Director, the Series C Preferred Directors and the Series D Preferred Directors who are duly elected and qualify as of the time of such conversion shall be and become, respectively, the Converted Series A Class C Common Director, the Converted Series B Class C Common Director, the Converted Series C Class C Common Directors and the Converted Series D Class C Common Directors, who shall serve until their successors are duly chosen and qualify. Except as otherwise provided herein, the number of directors, and the number of directors that may be elected by the holders of each of the Class A Common Stock, the Class B Common Stock, the Converted Series A Class C Common Stock, the Converted Series B Class C Common Stock, the Converted Series C Class C Common Stock, the Converted Series D Class C Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock may be changed only by an amendment to the Articles approved by the vote of stockholders entitled to vote at least two-thirds of the shares of the Class A Common Stock, the Class B Common Stock, the Converted Series A Class C Common Stock, the Converted Series B Class C Common Stock, the Converted Series C Class C Common Stock, the Converted Series D Class C Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, voting as a sub-class.

                  2. EXECUTIVE COMMITTEE. Except with respect to matters requiring approval by the entire Board and which may not be delegated to a committee of the Board under the MGCL ("Reserved Matters"), the authority of the Board to act on all matters shall be vested in and exercised by an executive committee of the Board (the "Executive Committee"). With respect to Reserved Matters, the Board shall only act after receiving a recommendation of the Executive Committee in connection therewith and to the extent permitted by the MGCL shall act in accordance with such recommendation. The Executive Committee shall be comprised of two Series D Preferred Directors, one Series C Preferred Director selected by the Series C Preferred Directors, two Class B Common Directors selected by the Class B Common Directors and both of whom shall be physicians, the Chief Executive Officer of the Corporation, and one director who is (a) a physician and (b) nominated by the Chief Executive Officer of the Corporation and approved by the majority vote of the Class B Common

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

Directors. Except as provided in Section 3 below, each member of the Executive Committee shall be entitled to one vote with respect to all matters that come before the Executive Committee. Action of the Executive Committee shall require the affirmative vote, or written consent in lieu of a vote, of members who, in the aggregate, have a majority of the aggregate votes that may be cast by members of the Executive Committee.

                  3. WEIGHTED VOTING. If for either two consecutive fiscal quarters or three fiscal quarters out of five consecutive fiscal quarters the Corporation (a) fails to record positive net income as reflected on the Corporation's financial statements prepared by the Corporation's "Big Six" accounting firm and (b) has a Medicare Medical Loss Ratio with respect to the Corporation's Medicare Enrollees of at least 90%, then each Series D Preferred Director shall thereafter have ten votes with respect to all matters requiring Board or Executive Committee approval or action. Any such determination shall be made in accordance with the provisions of the Medicare Medical Loss Ratio Letter dated July 15, 1997, and the weighted voting provisions of this Section shall be effective at the time the Corporation files its quarterly report on Form 10-Q (or its annual report on Form 10-K if the Loss Quarter is the last quarter of the Corporation's fiscal year) with the Securities and Exchange Commission for the applicable quarter. The Secretary of the Corporation shall provide written notice to each director of the Corporation of the occurrence of circumstances giving effect to the provisions of this Section 3 as promptly as practicable following final determination thereof.

                  4. CONFLICT OF INTEREST. No contract or other transaction between the Corporation and any other corporation, partnership, individual or other entity and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are directors, principals, partners or officers of such other entity, or are peculiarly or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the Board or to a committee of the Board if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum, or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner provided by the MGCL.

                  5. BOARD AUTHORIZATION OF STOCK ISSUANCE. Subject to such rights and restrictions as may be granted to, and benefit, the Class A Common Stock, Class B Common Stock, Class C Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock hereunder, the Board is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class of classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable.

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

                  6. CLASSIFICATION OF STOCK. Subject to such rights and restrictions as may be granted to, and benefit, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock hereunder, until such time, if any, as all Common Stock is automatically converted to Class A Common Stock pursuant to Article IV, Section
A.4 hereto, the Board shall have the power to classify or reclassify any unissued stock (including but not limited to authorized but unissued shares of Preferred Stock), whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock. Upon any such classification or reclassification, the Board shall cause the Corporation to file articles supplementary with the Maryland State Department of Assessments and Taxation, containing such provisions, if any, as may at such time be required by the MGCL.


                  7. CONFLICT OF INTEREST. No contract or other transaction between the Corporation and any other corporation, partnership, individual or other entity and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the Board or to a committee of the Board if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum, or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner provided by the MGCL.


                                   ARTICLE VI
             PROVISIONS CONCERNING CERTAIN RIGHTS OF THE CORPORATION
                              AND THE SHAREHOLDERS

                  1. RIGHT TO AMEND CHARTER. Subject to the provisions and limitations contained in ARTICLE IV hereof and the MGCL, the Corporation shall have the right to make, from time to time, any amendments of its charter that may now or hereafter be authorized by law.

                  2. ADDITIONAL ISSUANCES; PREEMPTIVE RIGHTS. No holder of any of the outstanding capital stock of the Corporation shall be entitled to preemptive rights to subscribe for, purchase or receive any part of any new or additional issuance of capital stock of Corporation or securities convertible into capital stock of the Corporation.

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

                  3. INAPPLICABILITY OF THE MARYLAND CONTROL SHARE AND BUSINESS COMBINATION STATUTES. The Corporation elects not to be governed by Subtitle 6 of Title 3 of the MGCL with respect to any "business combination" as defined in such Subtitle, and any acquisition of any shares of stock of the Corporation, including any acquisition of voting rights or other interests in any such stock, shall be exempt from the provisions of Title 3, Subtitle 7 of the MGCL. Accordingly, the provisions of Title 3, Subtitle 6 (Business Combination) and Subtitle 7 (Control Share) of the MGCL shall not apply to this Corporation.

                  4. CONSENT. Where the consent or approval of any stockholder or Director of the Corporation is required hereunder, such consent or approval may be given or withheld in such stockholder's or Director's sole discretion.

                                   ARTICLE VII
                   INDEMNIFICATION AND LIMITATION OF LIABILITY


                  1. MANDATORY INDEMNIFICATION. To the maximum extent permitted by the MGCL, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities.

                  2. DISCRETIONARY INDEMNIFICATION. If approved by the Board, the Corporation may indemnify its officers, employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise as may be determined by the Board.

                  3. ADVANCING EXPENSES PRIOR TO A DECISION. The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board advance expenses to officers, employees, agents and others who may be granted indemnification.

                  4. OTHER PROVISIONS FOR INDEMNIFICATION. The Board may, by resolution or agreement, make further provision for indemnification of directors, officers, employees and agents of the Corporation.

                  5. LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS. To the maximum extent that limitations on the liability of directors and officers are permitted by the MGCL, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

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

                  6. EFFECT OF AMENDMENT OR REPEAL. No amendment or repeal of this ARTICLE VII, or the adoption of any provision of the Corporation's charter inconsistent with this ARTICLE VII, shall apply to or affect in any respect the liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

                  SECOND: The Board of Directors of the Corporation, by unanimous resolution filed with the minutes of proceedings of the Board by unanimous consent in lieu of meeting dated May 28, 1997, adopted a resolution declaring that the amendments to, and restatement of, the Corporation's Articles of Incorporation as set forth here in were advisable, approved the amendment and restatement of the Corporation's Articles of Incorporation as hereinabove set forth, and directed that the foregoing be submitted for action thereon by the stockholders.

                  THIRD: The stockholders of the Corporation, at a duly called meeting held on June 17, 1997, approved the amendment and restatement of the Corporation's Articles of Incorporation as hereinabove set forth.

                  FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were as follows:

                           Sixty-Three Million Six Hundred and Five Thousand
Five Hundred and Fifty-Six (63,605,556) shares of capital stock, consisting of Twenty Million Seven Hundred Thousand (20,700,000) shares of Class A Common Stock, having par value of One Cent ($0.01) per share, Ten Million (10,000,000) shares of Class B Common Stock, having a par value of One Cent ($0.01) per share, Twenty-Nine Million Fifty Thousand (29,050,000) shares of Class C Common Stock, having a par value of One Cent ($0.01) per share, One Million (1,000,000) shares of Series A Convertible Preferred Stock, having a par value of Five Dollars ($5.00) per share, Three Hundred Fifty-Five Thousand Five Hundred Fifty-Six (355,556) shares of Series B Convertible Preferred Stock, having a par value of Eleven Dollars and Twenty-Five Cents ($11.25) per share, One Million, Five Hundred Thousand (1,500,000) shares of Series C Convertible Preferred Stock, having a par value of Fourteen Dollars ($14.00) per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of One Cent ($0.01) per share.

                                    (b)     The total number of shares of all
classes of stock of the Corporation as increased, and the number and par value of the shares of each class are as follows:

                           Sixty-eight  Million Four Hundred  Thirty-Seven
Eight Hundred Thirty-Three shares of capital stock, consisting of Twenty Million Seven Hundred Thousand (20,700,000) shares of Class A Common Stock, having par value of $0.01 per share, Ten Million (10,000,000) shares of Class B Common Stock, having par value of $0.01 per share, Twenty-Nine Million Fifty Thousand (29,050,000) shares of

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

Class C Common Stock, having par value of $0.01 per share, One Million (1,000,000) shares of Series A Convertible Preferred Stock, having par value of $5.00 per share, Four Hundred Thirty-Eight Thousand Sixty Eight (438,068) shares of Series B Convertible Preferred Stock, having par value of $11.25 per share, One Million Five Hundred Thousand (1,500,000) shares of Series C Convertible Preferred Stock, having par value $17.50 per share, and Five Million Seven Hundred Fifty Thousand (5,750,000) shares of Series D Convertible Preferred Stock, having par value of $10.00 per share.

         The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was Thirty Million Six Hundred Seven Thousand Five Hundred Five Dollars ($30,607,505). The aggregate par value of all shares of all classes of stock having a par value, as amended by this Amendment, is Ninety-Four Million Two Hundred Seventy-Five Thousand Seven Hundred Sixty-Five Dollars ($94,275,765). This amendment increases the aggregate par value of all shares of all classes of stock of the Corporation.

                  FIFTH: A description, as amended, of each class of stock which the Corporation is authorized to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption, is set forth in Article FIRST above.

                  SIXTH: The names of the directors of the Corporation currently in office are: (a) Class A Common Directors: Scott Rifkin, M.D., Alan Kimmel, M.D., Paul Serini, John Dwyer and Stewart Gold; (b) Class B Common Directors: J. David Nagel, M.D., Richard Diamond, M.D., Peter LoPresti, D.O., Robert Graw, M.D., Mark Eig, M.D., Alexander Rocha, M.D., William Lamm, M.D. and Robert Ancona, M.D.; (c) Series A Preferred Directors:
John Prout and John Ellis; (d) Series B Preferred Director: Robert Zetzer; and
(e) Series C Preferred Directors:  Richard Howard.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be executed in its name and on its behalf by its President and attested by its Secretary on the 15th day of July, 1997.

                  The undersigned acknowledges these Articles of Amendment and Restatement to be the act of the Corporation, and states, under penalties for perjury, that the matters and facts set forth herein with respect to authorization and approval thereof are true in all material respects, to the best of his knowledge, information and belief.

ATTEST:                                  DOCTORS HEALTH SYSTEM, INC.



By:    /s/ Paul A. Serini                By:   /s/ Stewart B. Gold
       ____________________________            _____________________________
       Paul A. Serini, Secretary               Stewart B. Gold, President

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